UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


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                        FIRST INVESTORS LIFE SERIES FUNDS

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


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                 FIRST INVESTORS LIFE SERIES SELECT GROWTH FUND
           (FORMERLY, FIRST INVESTORS LIFE SERIES FOCUSED EQUITY FUND)
                 (A SERIES OF FIRST INVESTORS LIFE SERIES FUNDS)

                                   ----------

                              INFORMATION STATEMENT

                                   ----------

                                 AUGUST 1, 2007

          This document is an Information Statement for the shareholders of First Investors Life Series Select Growth Fund (formerly, First Investors Life Series Focused Equity Fund) (the "Fund"), a series of First Investors Life Series Funds, a registered open-end management investment company.

          The purpose of this Information Statement is to provide you with information regarding the change in the subadviser for the Fund. On July 26, 2007, Smith Asset Management Group, L.P. ("Smith Group") replaced Wellington Management Company, LLP ("Wellington"), the Fund's previous subadviser, and assumed responsibility for the day-to-day management of the investments of the Fund. The Fund's name and investment strategies were changed in connection with the change in subadvisers.

          The Fund's investment adviser, First Investors Management Company, Inc. ("FIMCO"), located at 110 Wall Street, New York, New York, continues to be responsible for the oversight of the Fund's activities and the monitoring of its performance. FIMCO, and not the Fund, also continues to be responsible for paying the subadvisory fees.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. FIMCO is permitted to enter into new or modified subadvisory agreements with existing or new unaffiliated investment subadvisers without approval of Fund shareholders based on an order by the Securities and Exchange Commission ("SEC") and shareholder approval to rely on that order.

          This Information Statement was mailed on or about August 1, 2007 to the Fund's shareholders of record as of July 26, 2007 ("Record Date"). The Fund will bear the expenses incurred in connection with preparing and delivering this Information Statement. You may obtain a copy of the Fund's most recent Annual Report to Shareholders, without charge, by writing to Administrative Data Management Corp., Raritan Plaza 1, Edison, NJ 08837, by calling 1-800-423-4026 or by visiting our website at www.firstinvestors.com "Information Center" and by clicking "Life Insurance and Annuity Annual and Semi-Annual Reports and SAIs."

          As of the Record Date, there were issued and outstanding 1,192,413.911 shares of the Fund. Except as set forth in Appendix A, as of the Record Date, the Fund does not know of any person who owns beneficially or of record more than 5% of the shares of the Fund. As of that same date, the Board of Trustees ("Board"), as a group, owned less than 1% of the Fund's outstanding shares.

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                           INFORMATION ON SMITH GROUP

          Smith Group is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940. Smith Group provides investment services to a diverse list of clients including public funds, endowments, foundations, corporate pension and multi-employer plans. Smith Group manages approximately $5.5 billion in assets as of June 30, 2007, and has extensive experience in managing accounts investing in multi-cap growth stocks. The principal office of Smith Group is located at 100 Crescent Court, Suite 1150, Dallas, Texas 75201.

                 INFORMATION ON SMITH GROUP'S INVESTMENT PROCESS

          In managing the Fund, Smith Group invests in the common stocks of 40 to 45 companies that Smith Group believes offer the best potential for earnings growth with the lowest risk of negative earnings surprises. When selecting investments for the Fund, Smith Group employs quantitative and qualitative analysis to identify high quality companies that it believes have the ability to accelerate earnings growth and exceed investor expectations. The security selection process consists of three steps. Beginning with a universe of stocks that includes large-, mid- and small-size companies, Smith Group's investment team first conducts a series of risk control and valuation screens designed to eliminate those stocks that are highly volatile or are more likely to underperform the market. Smith Group considers four primary factors when conducting the risk control and valuation screens. Those factors are: valuation, financial quality, stock volatility and corporate governance. Stocks that pass the initial screens are then evaluated using a proprietary methodology that attempts to identify stocks with the highest probability of producing an earnings growth rate that exceeds investor expectations. In other words, the investment team seeks to identify stocks that are well positioned to benefit from a positive earnings surprise. The process incorporates the following considerations: changes in Wall Street opinions, individual analysts' historical accuracy, earnings quality analysis and corporate governance practices. The screening steps produce a list of approximately 80-100 eligible companies that are subjected to traditional fundamental analysis to further understand each company's business prospects, earnings potential, strength of management and competitive positioning. The investment team uses the results of this analysis to construct a portfolio of approximately 40-45 stocks that are believed to have the best growth and risk characteristics.

          Holdings in the portfolio become candidates for sale if the investment team identifies what they believe to be negative investment or performance characteristics. Reasons to sell a stock may include: a negative earnings forecast or report, valuation concerns, company officials' downward guidance on company performance or earnings or announcement of a buyout. When a stock is eliminated from the portfolio, it is generally replaced with the stock that the investment team considers to be the next best stock that has been identified by Smith Group's screening process.

          FIMCO recommended that the Board approve the retention of Smith Group as the Fund's subadviser because FIMCO believes that Smith Group's investment strategy provides the potential for better and more consistent investment returns for the shareholders of the Fund over the long-term. There is, of course, no assurance that Smith Group's investment strategy will lead to better returns. The principal risks of investing in the Fund are the general risks of investing in stocks, the special risks of investing in small and mid-cap stocks, the special risks of investing in growth stocks, and limited holdings risk. FIMCO regards Smith Group's investment style as somewhat less aggressive than that used by the Fund's previous subadviser because of Smith Group's focus on screening out stocks that have the potential of negative


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earnings surprises and its discipline with respect to selling stocks that exhibit signs of deteriorating growth.

                    INFORMATION ON SMITH GROUP'S APPOINTMENT

          On May 17, 2007, the Board, including a majority of the non-interested Trustees ("Independent Trustees"), approved a Subadvisory Agreement (the "Agreement") among the Trust, FIMCO and Smith Group. In reaching its decision, the Board considered several factors when evaluating Smith Group and in approving the Agreement, including Smith Group's experience in managing multi-cap growth stocks, the past performance of accounts managed by Smith Group with a similar investment mandate, its overall capabilities to perform the services under the Agreement and its willingness to perform those services for the Fund. A discussion of the factors relating to the Board's appointment of Smith Group as subadviser to the Fund and approval of the Agreement and subadvisory fee to be paid by FIMCO to Smith Group follows.

          1) NATURE, EXTENT, AND QUALITY OF THE SERVICES TO BE PROVIDED BY SMITH GROUP. The Board considered Smith Group's investment process, its experience in managing portfolios using its growth strategy, and the experience and capabilities of the personnel who will be responsible for the management of the Fund. In addition, the Board considered the differences between Smith Group's investment strategy compared to that of the previous subadviser to the Fund. The Board also took into consideration FIMCO's belief that Smith Group's approach to investing in multi-cap growth stocks may increase the potential for positive returns for Fund shareholders. In addition, the Board considered Smith Group's investment resources, infrastructure and the adequacy of its compliance program. Based on this information, the Board concluded that the nature, extent and quality of the subadvisory services to be provided by Smith Group were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Agreement.

          2) PERFORMANCE OF SMITH GROUP. The Board evaluated Smith Group's historical investment performance record in managing assets utilizing a multi-cap growth mandate. In this regard, the Board evaluated the performance of the Smith Group Large Cap Core/Growth Composite with: (i) the performance of the S&P 500 Index for the period January 1, 1996 to December 31, 2006 as well as the performance for the period January 1, 2007 to March 31, 2007; (ii) the average performance of the Lipper Multi-Cap Growth peer group for the period January 1, 2001 to December 31, 2006; and (iii) the performance of the Russell 3000 Growth Index over various time periods ending December 31, 2006. The Board noted that the performance of the Smith Group Large Cap Core/Growth Composite was better than the performance of the S&P 500 Index and the Lipper Multi-Cap Growth peer group average for most of the periods presented and was better than the performance of the Russell 3000 Growth Index for all of the periods presented. The Trustees concluded that historical investment performance record of Smith Group supported approval of the Agreement.

          3) SUBADVISORY FEES. In evaluating the Agreement, the Board reviewed Smith Group's proposed subadvisory fee schedule. The Board considered that Smith Group represented to FIMCO that the fee to be paid by FIMCO under the


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               Agreement is lower than the fee Smith Group charges to the other accounts it manages with a similar investment mandate. The Board noted that the proposed subadvisory fee to be paid to Smith Group is lower than the fee currently charged by Wellington. The Trustees concluded that Smith Group's subadvisory fees under the Agreement appeared to be within a reasonable range for the services to be provided to the Fund.

          4) COSTS OF THE SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY SMITH GROUP AND ITS AFFILIATES FROM THE RELATIONSHIP WITH THE FUND. Since the subadvisory relationship with Smith Group as it relates to the Fund is new, the Board did not consider the costs of the services to be provided and profits to be realized by Smith Group and its affiliates from the relationship with the Fund.

          5) EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUND GROWS AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE FOR THE BENEFIT OF FUND INVESTORS. The Board considered that the fees to be paid to Smith Group under the Agreement are to be paid by FIMCO and not the Fund, and noted that FIMCO negotiated "breakpoints" in Smith Group's fees based on the levels of assets in the Fund as well as the assets in the First Investors Select Growth Fund. The Board also considered that the investment management agreement fee schedule with FIMCO for the Fund includes breakpoints so that when assets of the Fund grow, economies of scale may be shared for the benefit of shareholders.

          6) BENEFITS TO BE DERIVED BY SMITH GROUP FROM THE RELATIONSHIP WITH THE FUND. The Board considered the "fall-out" or ancillary benefits that may accrue to Smith Group as a result of the subadvisory relationship with the Fund, including greater exposure in the marketplace with respect to the subadviser's investment process, expanding the level of assets under management by Smith Group and potentially increased opportunities for soft dollar arrangements. With regard to these arrangements, the Board noted that Smith Group may direct the Fund's brokerage transactions to certain brokers to obtain research and other services, which may be used in servicing other clients of Smith Group. However, the Board noted that Smith Group must select brokers based on the Fund's requirements for seeking best execution. After review of this information, the Trustees concluded that the potential benefits accruing to Smith Group by virtue of its relationship with the Fund are fair and reasonable.

          The Board did not identify any single factor as being of paramount importance. In summary, based on the various considerations described above, the Trustees, including a majority of the Independent Trustees, concluded that the proposed subadvisory fee is reasonable and that the approval of the Agreement is in the best interests of the Fund and its shareholders, and as a result approved the Agreement.

                    INFORMATION ON THE SUBADVISORY AGREEMENT

          Under the Agreement, Smith Group is responsible, subject to the supervision of the Board and FIMCO, for the investment management of the assets of the Fund, including the selection of the Fund's investments and the broker-dealers that execute transactions for the Fund. The Agreement recognizes that Smith Group, under certain circumstances, may direct brokerage to broker-dealers who charge higher commissions if in its judgment the commissions are reasonable in relation to the value of the research, analysis, advice or similar


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services provided by such broker-dealer. The Agreement also provides that Smith
Group maintains certain books and records required to be maintained by it pursuant to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder with respect to transactions that Smith Group effects on behalf of the Fund, and will furnish the Board and FIMCO with such periodic and special reports as the Board or FIMCO may reasonably request.

          The Agreement provides that Smith Group will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, its shareholders, the Trust or FIMCO in connection with the matters to which the Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Smith Group in the performance of its duties or from reckless disregard by it of its obligations and duties under the Agreement. The Agreement is set forth in Appendix C. The following discussion is qualified in its entirety by reference to the Agreement in Appendix C.

          The Agreement provides that the Fund, by the vote of a majority of the Board or a majority of its outstanding voting securities, may terminate the agreement, without penalty, on not more than 60 days' nor less than 30 days' written notice to Smith Group and Smith Group may terminate the Agreement, without penalty, on not more than 60 days' nor less than 30 days' written notice to FIMCO. In addition, the Agreement is automatically terminable upon assignment.

          Under the Agreement, for the services performed and the expenses assumed, Smith Group will receive a subadvisory fee from FIMCO (and not from the Fund), computed in the following manner. The daily net assets of the Fund allocated to Smith Group will be computed and aggregated with any assets that are managed by Smith Group for the First Investors Select Growth Fund, a series of the First Investors Equity Funds. An aggregate fee shall then be computed on the sum as if the Fund and the First Investors Select Growth Fund were combined using the following schedule: 0.40% per annum on the first $50 million in managed assets; 0.30% per annum on the next $200 million in managed assets; and 0.25% per annum on all balances over $250 million in managed assets.

          The Agreement remains in effect for an initial two-year term. Thereafter, the Agreement will continue in effect if it is approved at least annually by the Board, including a majority of the Independent Trustees, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

          The Agreement with Smith Group is comparable to the former agreement with Wellington. The former agreement with Wellington was dated, and was submitted to the sole initial shareholder for approval on, January 27, 2006. Under that agreement, Wellington received a subadvisory fee from FIMCO according to the following schedule: 0.400% up to $50 million, 0.275% over $50 million and up to $150 million, 0.250% over $150 million and up to $500 million and 0.225% over $500 million. The aggregate amount of the subadvisory fee paid to Wellington by FIMCO for the fiscal year ended December 31, 2006 was $45,395.76. The former agreement among FIMCO, Wellington and the First Investors Life Series Funds with respect to the Fund was renewed by the Fund's Board at its meeting on May 17, 2007 but was terminated effective July 25, 2007, in light of the appointment of Smith Group as subadviser.


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                                   APPENDIX A

          The following shareholders are shown on the First Investors Life Series Select Growth Fund's records as owning more than 5% of its shares:

                                     NUMBER AND PERCENTAGE OF SHARES
NAME AND ADDRESS                 BENEFICIALLY OWNED AS OF JULY 26, 2007
-----------------------------------------------------------------------
First Investors Life Insurance            1,192,413.911   100%
Company
110 Wall Street
New York, New York 10005

                                   APPENDIX B

          The following is a list of the principal executive officers and directors of Smith Asset Management Group, L.P. The address of each officer and director listed below is 100 Crescent Court, Suite 1150, Dallas, Texas 75201.

NAME                PRINCIPAL OCCUPATION
----                --------------------
Stephen S. Smith    Chief Executive Officer, Chief Investment Officer, Portfolio
                    Manager

John D. Brim        Chief Financial/Operations Officer, Portfolio Manager

Blake H. Estess     Chief Compliance Officer

SAMG Partners, LP   General Partner


                                      A-B-1

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                                   APPENDIX C

                        FIRST INVESTORS LIFE SERIES FUNDS

                              SUBADVISORY AGREEMENT

     Agreement made as of the 26th day of July, 2007, by and among FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation (the "Adviser"), SMITH ASSET MANAGEMENT GROUP, L.P., a Delaware limited partnership (the "Subadviser"), and FIRST INVESTORS LIFE SERIES FUNDS ("Trust"), a Delaware statutory trust.

                                   WITNESSETH:

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated January 27th, 2006 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser of each Series of the Trust (the "Series"); and

     WHEREAS, the Adviser and the Trust desire to retain the Subadviser to provide investment advisory services to First Investors Life Series Select Growth Fund, a series of First Investors Life Series Funds, and the Subadviser is willing to render such investment advisory services (hereinafter, "Series" shall refer to the Series of the Trust which is subject to this Agreement).

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. SUBADVISER'S DUTIES.

          (a) PORTFOLIO MANAGEMENT. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Subadviser shall manage the investment operations and such portion of the assets of the Series that is allocated to it by the Adviser, in accordance with the Series' investment objectives, policies and restrictions, and subject to the following understandings:

               (i) INVESTMENT DECISIONS. The Subadviser shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Series, and what portion of such assets will be invested or held uninvested as cash.

               (ii) INVESTMENT LIMITS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with applicable limits and requirements, as amended from time to time, as set forth in (A) the Trust's Declaration of Trust, as amended and restated from time to time, By-Laws, and the Prospectus and Statement of Additional Information applicable to the Series, (B) instructions and directions of the Adviser and of the Board of Trustees of the Trust, and (C) requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Internal Revenue Code of 1986, as amended, as applicable to the Series, and all other applicable federal and state laws and regulations.

               (iii) PORTFOLIO TRANSACTIONS. With respect to the securities and other investments to be purchased or sold for the Series, the Subadviser shall place orders with or through such persons, brokers, dealers or futures commission merchants selected by the Subadviser, provided, however, that such orders shall (A) be consistent with the brokerage policy set forth in the Prospectus and Statement of Additional Information applicable to the Series, or approved by the Trust's Board of Trustees, (B) conform with federal securities laws, and (C) be consistent with securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the research, investment information and other services provided by, and the financial responsibility of, brokers, dealers or futures commission merchants who may effect, or be a party to, any such transaction or other transactions to which the Subadviser's other clients may be a party.


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     On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Series as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

               (iv) RECORDS AND REPORTS. The Subadviser shall maintain such books and records required by Rule 31a-1 under the 1940 Act as shall be agreed upon from time to time by the parties hereto, and shall render to the Trust's Board of Trustees such periodic and special reports as the Board of Trustees of the Trust may reasonably request.

               (v) TRANSACTION REPORTS. The Subadviser shall provide the custodian of the Series on each business day with information relating to all transactions concerning the Series' assets and shall provide the Adviser with such information upon the Adviser's request.

               (vi) TRUST POLICIES. The Subadviser will comply with all policies and procedures of the Trust, including the portfolio holdings information policy.

               (vii) SIGNIFICANT EVENTS. The Subadviser will monitor the securities owned by the Series for potential significant events that could affect their values and notify the Trust when, in its opinion, a significant event has occurred that may not be reflected in the market values of such securities.

          (b) SUBADVISER'S DIRECTORS, OFFICERS AND EMPLOYEES. Services to be furnished by the Subadviser under this Agreement may be furnished through any of its directors, officers or employees. The Subadviser shall notify the other parties to this Agreement of any change in the Subadviser's management or ownership within a reasonable time after such change.

          (c) MAINTENANCE OF RECORDS. The Subadviser shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder which are needed by the Adviser to maintain the books and records of the Series required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records that it maintains for the Series are the property of the Trust and the Subadviser will surrender promptly to the Trust any of such records upon the Trust's request; provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

          (d) FIDELITY BOND, ERRORS & OMISSIONS POLICY, AND COMPLIANCE PROGRAM. The Subadviser will provide the Trust with reasonable evidence that, with respect to its activities on behalf of the Series, the Subadviser is (i) maintaining adequate fidelity bond and errors & omissions insurance, (ii) has adopted a compliance program that meets the requirements of the federal securities laws, including all required codes of ethics, and (iii) has designated a Chief Compliance Officer in accordance with the requirements of the federal securities laws. The Subadviser shall also make such compliance reports and certifications as are required by the Trust's compliance program.

     2. ADVISER'S DUTIES. The Adviser shall continue to have responsibility for all other services to be provided to the Trust and the Series pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.


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     3. DOCUMENTS PROVIDED TO THE SUBADVISER. The Adviser has or will deliver to the Subadviser current copies and supplements thereto of each of the following documents, and will deliver to it all future amendments and supplements, if any:

          (a) the Declaration of Trust of the Trust, as filed with the Delaware Secretary of State;

          (b) the By-Laws of the Trust;

          (c) certified resolutions of the Board of Trustees of the Trust authorizing the appointment of the Adviser and the Subadviser and approving the form of this Agreement;

          (d) the Trust's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("1933 Act"), pertaining to the Series, as filed with the Securities and Exchange Commission; and

          (e) the Prospectus and Statement of Additional Information pertaining to the Series.

     4. COMPENSATION OF THE SUBADVISER. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay to the Subadviser, effective from the date of this Agreement, a fee which is computed daily and paid monthly from the Series' assets at the annual rates set forth in the attached Schedule A. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such month bears to the full month in which such effectiveness or termination occurs.

     5. LIABILITY OF THE SUBADVISER. The Subadviser agrees to perform faithfully the services required to be rendered to the Trust and the Series under this Agreement, but nothing herein contained shall make the Subadviser or any of its officers, partners or employees liable for any loss sustained by the Trust or its officers, Trustees or shareholders or any other person on account of the services which the Subadviser may render or fail to render under this Agreement; provided however, that nothing herein shall protect the Subadviser against liability to the Trust, or to any of the Series' shareholders, to which the Subadviser would otherwise be subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Nothing in this Agreement shall protect the Subadviser from any liabilities that it may have under the 1933 Act or the 1940 Act.

     6. DURATION AND TERMINATION. Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of more than two years from the date written above only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, or by the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Advisory Agreement.

     7. SUBADVISER'S SERVICES ARE NOT EXCLUSIVE. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's partners, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other


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corporation, firm, individual or association. The Subadviser agrees not to manage the assets of any non-affiliated third party investment company that has investment objectives and policies substantially similar to the investment objectives and policies employed by the Series without first providing written notice of such activity to the Adviser.

     8. REFERENCES TO THE SUBADVISER. During the term of this Agreement, the Adviser agrees to furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Series or the public, which refer to the Subadviser or its clients in any way.

     9. AMENDMENTS. This Agreement may be amended by mutual consent, subject to approval by the Trust's Board of Trustees and the Series' shareholders to the extent required by the 1940 Act.

     10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     12. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     13. THE 1940 ACT. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     14. HEADINGS. The headings in this Agreement are intended solely as a convenience, and are not intended to modify any other provision herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        FIRST INVESTORS MANAGEMENT COMPANY, INC.

Attest:


/s/ Carol Lerner Brown                  By: /s/ Kathryn S. Head
-------------------------------------       ------------------------------------
Carol Lerner Brown                          Kathryn S. Head
Secretary                                   Chairman & President


                                        FIRST INVESTORS LIFE SERIES FUNDS,
                                        on behalf of First Investors Life Series
                                        Select Growth Fund

Attest:


/s/ Carol Lerner Brown                  By: /s/ Kathryn S. Head
-------------------------------------       ------------------------------------
Carol Lerner Brown                          Kathryn S. Head
Assistant Secretary                         President


                                        SMITH ASSET MANAGEMENT GROUP, L.P., a
                                        Delaware limited partnership

                                        By: SAMG Partners, L.P., a Texas limited
                                        partnership, its general partner

                                        By: Dallas Advisors, LLC, a Delaware
                                        limited liability company, its general
Attest:                                 partner


/s/ Blake H. Estess                     By: /s/ Stephen S. Smith
-------------------------------------       ------------------------------------
Blake H. Estess                             Stephen S. Smith
Chief Compliance Officer                    Managing Member

                                   SCHEDULE A

     The fee paid to the Subadviser under this Agreement for managing that portion of the assets of First Investors Life Series Select Growth Fund allocated to it by the Adviser shall be computed in the following manner.

          1. The daily net assets of First Investors Life Series Select Growth Fund shall be aggregated with the net assets (if any) of First Investors Select Growth Fund that are being managed by Smith Group;

          2. An aggregate fee shall then be computed on the sum as if the two Series were combined using the following schedule:

                    a.   0.40% on the first $50 million;

                    b.   0.30% on the next $200 million; and

                    c.   0.25% on all balances over $250 million.

          3. The fee payable under this Agreement with respect to First Investors Life Series Select Growth Fund shall then be computed by multiplying the aggregate fee by the ratio of the net assets of First Investors Life Series Select Growth Fund to the sum of the net assets of both Series that are being managed by Smith Group.